Exhibit 10.1
SELL-DOWN REGISTRATION RIGHTS AGREEMENT
dated as of
December 23, 2009
by and among
TTM TECHNOLOGIES, INC.,
MEADVILLE HOLDINGS LIMITED
and
MTG INVESTMENT (BVI) LIMITED

TABLE OF CONTENTS

ARTICLE I DEFINITIONS		1
1.1	Definitions	1
1.2	Table of Definitions	3
ARTICLE II REGISTRATION OF REGISTRABLE SECURITIES		4
2.1	Registration	4
2.2	Expenses	7
ARTICLE III INDEMNIFICATION		7
3.1	Indemnification by the Company	7
3.2	Indemnification by Underwriters	7
3.3	Notices of Claims, Etc.	8
3.4	Contribution	8
3.5	Other Indemnification	9
3.6	Non-Exclusivity	9
ARTICLE IV SELECTION OF UNDERWRITERS		9
4.1	Selection of Underwriters	9
ARTICLE V MISCELLANEOUS		9
5.1	Termination	9
5.2	Amendments; Waivers	10
5.3	Successors and Assigns	10
5.4	Notices	10
5.5	Headings	11
5.6	Severability	11
5.7	Counterparts	11
5.8	Entire Agreement	12
5.9	Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury	12
5.10	Specific Performance; Injunctive Relief	13
5.11	Interpretation	13

Exhibit A — Plan of Distribution		A-1

SELL-DOWN REGISTRATION RIGHTS AGREEMENT
     This REGISTRATION RIGHTS AGREEMENT, dated as of December 23, 2009 (this “Agreement”), is by and among TTM Technologies, Inc., a Delaware corporation (together with any successor entity thereto, the “Company”), Meadville Holdings Limited, an exempted company incorporated under the laws of the Cayman Island with limited liability (the “Seller Parent”), MTG Investment (BVI) Limited, a corporation organized under the laws of the British Virgin Islands (the “Seller”) and a wholly owned subsidiary of Seller Parent. The Company, Seller and Seller Parent are sometimes referred to herein as a “Party” and collectively as the “Parties.”
RECITALS
     WHEREAS, pursuant to the transactions contemplated by that certain Stock Purchase Agreement, dated November 16, 2009 (as it may be amended and supplemented from time to time, the “Transaction Agreement”), between the Company, Seller Parent, Seller, and the other parties named therein, and pursuant to certain agreements and arrangements ancillary thereto, the Company will issue to Seller Parent, as designee of Seller, shares of Common Stock (as defined below) on the closing date of the transaction contemplated therein (the “Closing Date”);
     WHEREAS, Seller Parent is expected to distribute by way of dividend, within 25 days of the Closing Date approximately 26,233,000 shares (as may be adjusted pursuant to Section 2.6 of the Transaction Agreement) of such Common Stock to Mr. Tang (in his personal capacity and in his capacity as trustee of the The Mein et Moi Trust), TMIL, SSL, with Mr. Tang (in his personal capacity and in his capacity as trustee of the The Mein et Moi Trust) and TMIL directing the Common Stock entitled to be received by Mr. Tang and TMIL to be registered in the name of SSL (the date of such distribution, the “Effective Date”) and the remaining shares of the Common Stock are, depending upon the election of the other shareholders of Seller Parent (such shareholders, the “Independent Shareholders”) expected to (A) either be distributed by way of dividend on the Effective Date to such Independent Shareholders which elect to receive such distribution in Common Stock; or (B) be sold by the Seller Parent or one of its subsidiaries in one or more transactions registered under the Securities Act (the “Sell-Down”), with the proceeds of sales of such shares of Common Stock (“Sell-Down Shares”) being distributed by way of dividend to such Independent Shareholders which elect to receive such proceeds in the form of cash;
     WHEREAS, it is a condition precedent to the closing of the transactions contemplated by the Transaction Agreement that the parties hereto execute and deliver this Agreement to enable the sale of the Sell-Down Shares in the Sell-Down.
     NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the Company desires to provide to each Holder (as defined below) upon receipt of Sell-Down Shares, the right to register the Registrable Securities (as defined below) held by them under the Securities Act (as defined below) on the terms and subject to the conditions set forth herein.
ARTICLE I
DEFINITIONS
     1.1 Definitions. As used in this Agreement, the following capitalized terms shall have the following respective meanings:
     “Action” means any action, suit, arbitration, inquiry, proceeding, or investigation by or before any governmental entity.

     “Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person, and, with respect to a natural Person, shall also include the spouse and minor children of such natural Person who share a household with such natural Person, together with any other Person controlled by them and any revocable trust settled by them or any trust of which such Person is a trustee.
     “Authority” means any domestic (including federal, state, or local) or foreign court, arbitrator, administrative, regulatory, or other governmental department, agency, official, commission, tribunal, authority, or instrumentality, non-government authority, or Self-Regulatory Organization.
     “Common Stock” means the common stock of the Company, US$0.001 par value per share.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.
     “Excluded Expenses” means any (i) underwriting discount and commission and (ii) transfer taxes and stamp duties, in each case applicable to Registrable Securities offered for a Holder’s account in accordance with this Agreement.
     “FINRA” means the Financial Industry Regulatory Authority.
     “Holder” means the Seller Parent and its subsidiaries which hold Registrable Securities from time to time.
     “Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.
     “Registrable Securities” means all and any Common Stock comprising Sell-Down Shares held from time to time by any Holder (including any securities issuable or issued or distributed in respect of any Sell-Down Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, amalgamation, consolidation or otherwise). For purposes of this Agreement, Registrable Securities shall cease to be Registrable Securities when a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act by the SEC and such Registrable Securities have been disposed of pursuant to such effective Registration Statement.
     “Registration Expenses” means all expenses in connection with or incident to the registration of Registrable Securities hereunder, including (a) all SEC and any FINRA registration and filing fees and expenses, (b) all fees and expenses in connection with the registration or qualification of Registrable Securities for offering and sale under the securities or “blue sky” laws of any state or other jurisdiction of the United States of America and, in the case of an underwritten offering, determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriter or underwriters may reasonably designate, including reasonable fees and disbursements, if any, of counsel for the underwriters in connection with such registrations or qualifications and determination, (c) all expenses relating to the preparation, printing, distribution and reproduction of any Registration Statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing Registrable Securities in a form for delivery for purchase pursuant to such registration or qualification and the expense of printing or producing any underwriting agreement(s) and agreement(s) among underwriters and any “blue sky” or legal investment memoranda, any selling agreements and all other documents approved for use in writing by the Company to be used in connection with the offering, sale or delivery of Registrable Securities, (d) messenger, telephone and delivery expenses of the Company and out-of-pocket travel expenses incurred by or for the Company’s personnel for travel undertaken for any “road show” made in connection with the offering of securities registered thereby, (e) fees and expenses of any transfer agent and registrar with respect to the delivery of any Registrable Securities and any escrow agent or custodian involved in the offering, (f) fees, disbursements and expenses of counsel of the Company and independent certified public accountants of the Company incurred in connection with the registration, qualification and offering of the Registrable Securities (including the expenses of any opinions or “comfort” letters required by or incident to such performance and compliance), (g) fees, expenses and disbursements of counsel and any other persons retained by the Company, including special experts retained by the Company in connection with such registration, (h) Securities Act liability insurance, if the Company desires such insurance, (i) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, and (j) the fees and expenses incurred by the Company and its advisers in connection with the quotation or listing of Registrable Securities on any securities exchange or automated securities quotation system. For the avoidance of doubt, Excluded Expenses shall not be “Registration Expenses.”
     “Registration Statement” means one or more registration statements under the Securities Act on any form relating to all of the Registrable Securities to be registered for sale, to the extent required to permit the disposition (in accordance with the intended method or methods of distribution thereof as notified to the Company by Seller Parent) of the Registrable Securities so registered..
     “Representatives” means with respect to any Party, the directors, officers, employees, agents, attorneys, accountants, consultants, financial, and other advisors of such Party.
     “SEC” means the United States Securities and Exchange Commission, or any successor thereto.
     “Securities Act” means the United States Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.
     “Self-Regulatory Organization” means FINRA, any United States or non-United States securities exchange, commodities exchange, registered securities association, the Municipal Securities Rulemaking Board, National Futures Association, and any other board or body, whether United States or non-United States, that regulates brokers, dealers, commodity pool operators, commodity trading advisors, or future commission merchants.
     1.2 Table of Definitions. The following terms have the meanings set forth in the Sections set forth below:

Term	Section

Agreement	Preamble
Closing Date	Recitals
Company	Preamble
Delaware Courts	5.9
Effective Date	Recitals
Indemnified Parties	3.1
Indemnified Party	3.1
Parties	Preamble
Party	Preamble

Term	Section

Sell-Down	Recitals
Sell-Down Shares	Recitals
Seller	Recitals
Seller Indemnified Parties	3.1
Seller Indemnified Party	3.1
Seller Parent	Recitals
Transaction Agreement	Recitals
Underwriters	2.1(a)
ARTICLE II
REGISTRATION OF REGISTRABLE SECURITIES
     2.1 Registration. The Company shall use reasonable efforts to effect the registration of all of the Registrable Securities of the Holders, as soon as reasonably practicable after Closing, but in no event later than 5 days after the Closing Date, on such form of Registration Statement and in such a manner as shall be necessary or desirable to enable the plan of distribution of the Registrable Securities set forth in Exhibit A attached hereto selected by the Company, the Seller Parent, and any underwriter participating in the offer and sale of Registrable Securities. Without limiting the generality of the foregoing, the Company shall:
          (a) prepare and file with the SEC a Registration Statement with respect to such securities and use reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after Closing, but in no event later than 5 days after the Closing Date and to remain effective for a period of time required for the disposition of all the Registrable Securities required to be sold by the Holders thereof but not to exceed ninety (90) days; provided, however, that before filing such Registration Statement or any amendments or supplements thereto, the Company shall, if requested, furnish to counsel of Seller Parent (and, if applicable, each underwriter or prospective underwriter selected by Seller Parent, to underwrite the Sell-Down of the Sell-Down Shares (such underwriters and (prior to effectiveness of such Registration Statement, prospective underwriters, are referred to herein as the “Underwriters”)) copies of all documents proposed to be filed, which documents shall be subject to the review of such counsel, and shall in good faith consider incorporating in each such document such changes as such counsel to Seller Parent (and the Underwriters, as applicable) reasonably and in a timely manner may suggest; provided, however, that the Company shall not have any obligation to so modify any information;
          (b) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering or the expiration of ninety (90) days;
          (c) furnish to such Seller Parent (and the Underwriters, as applicable) such number of conformed copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus, in conformity with the requirements of the Securities Act, and such other documents, as Seller Parent (or the Underwriters, as applicable) may reasonably request;

          (d) use reasonable efforts to register or qualify the Registrable Securities or other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States and its territories and possessions as Seller Parent (or the Underwriters, as applicable) shall reasonably request, to keep such registration or qualification in effect until all of the Registrable Securities are sold, and to take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the securities owned by such Holders (provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business as a foreign corporation, subject itself to taxation in or to file a general consent to service of process in any jurisdiction where it would not, but for the requirements of this paragraph (d), be obligated to do so) and do such other reasonable acts and things as may be required of it to enable such Holders to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;
          (e) use reasonable efforts to furnish, on the date that the shares of Registrable Securities are delivered to the Underwriters for sale pursuant to such registration, (1) a signed opinion (including disclosure statement), dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to Underwriters, and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the Underwriters, in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, in such a transaction;
          (f) enter into customary agreements (including if the method of distribution is by means of an underwriting, an underwriting agreement containing representations, warranties and indemnities in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;
          (g) otherwise use reasonable efforts to comply with all applicable rules and regulations promulgated by the SEC;
          (h) use reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange or quotation system on which the Common Stock are listed or traded;
          (i) give written notice to Seller Parent (and the Underwriters):
               (i) when such Registration Statement, the prospectus or any amendment or supplement thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
               (ii) of any request by the SEC for amendments or supplements to such Registration Statement or the prospectus included therein or for additional information;
               (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for that purpose;
               (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
               (v) of the happening of any event that requires the Company to make changes in such Registration Statement or such prospectus in order to make the statements therein, in light of the circumstances in which they were made, not misleading (which notice shall be accompanied by an instruction to suspend the use of such prospectus until the requisite changes have been made);
          (j) use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement at the earliest possible time;
          (k) furnish to each Holder, without charge, at least one copy of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits (including those, if any, incorporated by reference);
          (l) upon the occurrence of any event contemplated by Section 2.1(i)(v) above, promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 2.1(i)(v) above to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders shall suspend use of such prospectus and use reasonable efforts to return to the Company all copies of such prospectus other than permanent file copies then in such Holder’s possession, and the period of effectiveness of such Registration Statement provided for above shall be extended by the number of days from and including the date of the giving of such notice to the date the Holders shall have received such amended or supplemented prospectus pursuant to this Section 2.1(l);
          (m) subject to the execution of confidentiality agreements satisfactory in form and substance to the Company, pursuant to the reasonable request of Seller Parent (or the Underwriters) , make reasonably available for inspection by representatives of Seller Parent (or the Underwriters), and any attorney, accountant or other agent retained by such representative or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries and cause the officers, directors and employees of the Company and its subsidiaries to supply all relevant information reasonably requested by such representative or any such underwriter, attorney, accountant or agent in connection with the registration provided that any such information inspected or discussions conducted shall be done in a manner so as not to unreasonably disrupt the operation of the Company’s business;
          (n) to the extent Seller Parent (or the Underwriters) determine that the failure to do so would have a material adverse effect on such offering, make appropriate officers and senior executives of the Company reasonably available to the Seller Parent (and the Underwriters) for meetings with prospective purchasers of Registrable Securities and prepare and present to potential investors customary “road show” material in each case in accordance with the recommendations of the underwriters and in all respects in a manner reasonably requested and consistent with other new issuances of securities in an offering of a similar size to such offering of the Registrable Securities;
          (o) use reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or the underwriters, if any; and
          (p) cooperate with the Seller Parent and the Underwriters and do all things and actions necessary or desirable to effect an ordered sell down on the Sell-Down Shares by Holders through the Underwriters.

          It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registrable Securities which are to be that Seller Parent shall furnish to the Company such information regarding the Registrable Securities and the intended method of distribution thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.
     2.2 Expenses. Except as otherwise agreed or set forth herein, all Registration Expenses shall be paid by the Company, except that Seller Parent shall bear and pay all Excluded Expenses.
ARTICLE III
INDEMNIFICATION
     3.1 Indemnification by the Company. The Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by the Registration Statement, each affiliate of such Holder and their respective trustees, directors, and officers or general and limited partners (including any director, officer, affiliate, employee, representative, agent, and controlling Person of any of the foregoing, within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), each other Person who participates as an Underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act (each, a “Seller Indemnified Party”, and collectively, the “Seller Indemnified Parties”), against any and all Actions (whether or not an Indemnified Party is a party thereto), losses, claims, damages, or liabilities, joint or several, and expenses (including, without limitation, reasonable attorney’s fees and reasonable expenses of investigation) to which such Indemnified Party becomes subject under the Securities Act, common law, or otherwise, insofar as such losses, claims, damages, liabilities, or expenses (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of, relate to, or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any such registration statement, any preliminary, final, or supplemental prospectus contained therein, or any amendment or supplement thereto or any issuer free-writing prospectus relating to any sale or distribution pursuant thereto, or (b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, and the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any such loss, claim, liability, action, or proceeding; provided, that the Company shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof), or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final, or supplemental prospectus or issuer free-writing prospectus in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by such seller.
     3.2 Indemnification by Underwriters. The Company may require, as a condition to including any Registrable Securities in any registration statement to which Article II applies, that the Company shall have received an undertaking reasonably satisfactory to it from each Underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) the Company, its directors, officers, affiliates, employees, representatives, agents, and controlling Persons (each, a “Company Indemnified Party”, and collectively, the “Company Indemnified Parties,” and together with the Seller Indemnified Parties, the “Indemnified Parties” and each individually an “Indemnified Party”) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, any preliminary, final or supplemental prospectus contained therein, or any amendment or supplement, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such Underwriter specifically stating that it is for use in the preparation of such registration statement, preliminary, final, or supplemental prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing; provided, however, that the indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Underwriter (which consent shall not be unreasonably withheld or delayed). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such Underwriter, or any of their respective affiliates, directors, officers, or controlling Persons and shall survive the transfer of such securities by the Seller Parent and such Underwriter.
     3.3 Notices of Claims, Etc. Promptly after receipt by an Indemnified Party hereunder of written notice of the commencement of any Action with respect to which a claim for indemnification may be sought pursuant to this Article III, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such Action; provided that the failure of the Indemnified Party to give prompt notice as provided herein (i) shall not relieve the indemnifying party of its obligations under this Article III, except to the extent that the indemnifying party is materially prejudiced by such failure to give prompt notice, and (ii) shall not, in any event, relieve the indemnifying party from any obligations which it may otherwise have to any Indemnified Party in addition to any indemnification obligation provided in Sections 3.1 and 3.2. In case any such Action is brought against an Indemnified Party, unless in such Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and indemnifying parties may exist in respect of such Action, the indemnifying party will be entitled to participate in and to assume the defense thereof (at its expense), jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof, the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party will consent to entry of any judgment or settle any Action which (i) does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such Action, and (ii) does not involve the imposition of equitable remedies or of any obligations on such Indemnified Party and does not otherwise adversely affect such Indemnified Party, other than as a result of the imposition of financial obligations for such Indemnified Party will be indemnified hereunder.
     3.4 Contribution.
          (a) If the indemnification provided for in this Article III from the indemnifying party is unavailable to or insufficient to fully hold harmless an Indemnified Party hereunder in respect of any Action, losses, damages, liabilities, or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Action, losses, damages, liabilities, or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and such Indemnified Party in connection with the actions which resulted in such Action losses, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and such Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or Indemnified Parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 3.4 as a result of the Action, losses, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.
          (b) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 3.3 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 3.3(a) hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
     3.5 Other Indemnification. Indemnification similar to that specified in the preceding provisions of this Article III (with appropriate modifications) shall be given by the Company, on the one hand, and any Underwriters, on the other hand, with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.
     3.6 Non-Exclusivity. The obligations of the Parties under this Article III shall be in addition to any liability which any Party may otherwise have to any other Party.
ARTICLE IV
SELECTION OF UNDERWRITERS
     4.1 Selection of Underwriters. The Underwriters, if selected, shall be selected by the Company, subject to consultation with and the approval of the Holders, which approval shall not be unreasonably withheld or delayed. In that event, (i) all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of Seller Parent and the Holders of Registrable Securities, (ii) that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement shall be conditions precedent to the obligations of Seller Parent and the Holders of Registrable Securities, and (iii) that no Holder shall be required to make any representations or warranties to or agreements with the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, the Registrable Securities of such Holder and any other representations customarily required or required by law. Subject to the foregoing, all Holders proposing to distribute Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters, including representations, warranties, covenants and indemnification customarily received by “bulge-bracket” New York based investment banks in New York law Underwriting Agreements for U.S. registered offerings of common shares.
ARTICLE V
MISCELLANEOUS
     5.1 Termination. The registration rights set forth in this Agreement will terminate upon the earliest to occur of the date upon which there shall be no Registrable Securities as described in the definition of Registrable Securities.

     5.2 Amendments; Waivers.
          (a) No failure or delay on the part of any Party in exercising any right, power, or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.
          (b) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and signed by all Parties.
     5.3 Successors and Assigns.
          (a) All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties and the successors and assigns of each Party, whether so expressed or not. None of the Parties may assign any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise, without the prior written consent of the other Parties, and any such assignment without such prior written consent shall be null and void; provided, however, that all or any portion of the rights of each Holder under this Agreement are transferable to each transferee of such Holder to whom the transferor transfers Registrable Securities and each transferee of such Holder agrees to be bound by and to perform all of the terms and provisions required by this Agreement.
     5.4 Notices. All notices and communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended, or if delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email in each case, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:
(a)	if to the Company, to:

TTM Technologies, Inc. 2630 South Harbor Blvd. Santa Ana, California 92704 Telephone: (714) 327-3048 Facsimile: (714) 432-7234 Email: kalder@ttmtech.com Attention: Kent Alder with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP 2375 East Camelback Road Suite 700 Phoenix, Arizona 85016 Telephone: (602) 445-8000 Facsimile: (602) 445-8100 E-mail: kaplanm@gtlaw.com Attention: Michael L. Kaplan, Esq.

(b)	if to the Seller Parent, Seller or Holder, to:

Meadville Holdings Limited
No. 4 Dai Shun Street,
Tai Po Industrial Estate,
Tai Po, New Territories,
Hong Kong
Telephone: +852-2660-3120
Facsimile: +852-2660-1908
E-mail: canice.chung@meadvillegroup.com
Attention: Canice Chung

With copies (which shall not constitute notice) to:

Telephone: +852-2660-1978 Facsimile: +852-2660-1908 E-mail: tom.tang@meadvillegroup.com mai.tang@meadvillegroup.com Attention: Mr. Tang Chung Yen, Tom Ms. Tang Ying Ming, Mai

Skadden, Arps, Slate, Meagher & Flom
42/F, Edinburgh Tower, The Landmark
15 Queen’s Road Central
Hong Kong
Telephone: +852-3740-4700
Facsimile: +852-3740-4727
E-mail: Jonathan.stone@skadden.com
Attention: Jonathan Stone
The failure to provide notice in accordance with the required timing, if any, set forth herein shall affect the rights of the party providing such notice only to the extent that such delay actually prejudices the rights of the party receiving such notice.
     5.5 Headings. The headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions hereof.
     5.6 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
     5.7 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     5.8 Entire Agreement. This Agreement, together with the agreements referred to herein, is intended by the parties to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and undertakings among the parties with respect to such registration rights.
     5.9 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.
     (a) THIS AGREEMENT, THE LEGAL RELATIONSHIP BETWEEN THE PARTIES AND THE ADJUDICATION AND THE ENFORCEMENT HEREOF AND THEREOF, SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL, SUBSTANTIVE AND PROCEDURAL LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT JURISDICTION, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW RULES AND PRINCIPLES THEREOF.
          (b) Each Party to this Agreement, by its execution hereof, hereby:
               (i) irrevocably and unconditionally submits to the exclusive jurisdiction in the Court of Chancery of the State of Delaware or any court of the United States located in the State of Delaware, for the purpose of any and all actions, suits or proceedings arising in whole or in part out of, related to, based upon or in connection with this Agreement or the subject matter hereof;
               (ii) waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and
               (iii) agrees not to commence any such action other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action to any court other than one of the above-named courts whether on the grounds of forum non conveniens or otherwise.
          (c) The Seller Parent and Seller hereby irrevocably and unconditionally designate, appoint, and empower The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, as their respective designee, appointee, and agent to receive, accept and acknowledge for and on their behalf service of any and all legal process, summons, notices, and documents that may be served in any action, suit, or proceeding brought against Seller Parent or Seller, as applicable,, in any such United States federal or state court with respect to their obligations, liabilities, or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee, and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee, and agent hereunder shall cease to be available to act as such, Seller Parent and Seller each hereby agree to designate a new designee, appointee, and agent in the State of Delaware on the terms and for the purposes of this Section 5.9 reasonably satisfactory to the Company. Each of Seller Parent and Seller further hereby irrevocably consent and agree to the service of any and all legal process, summons, notices, and documents in any such action, suit or proceeding against Seller Parent and Seller by serving a copy thereof upon the relevant agent for service of process referred to in this Section 5.9 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by sending copies thereof by a recognized next day courier service to Seller Parent and Seller, as applicable, at their address specified in or designated pursuant to this Agreement. Each of Seller Parent and Seller agree that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.
          (d) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS SECTION 5.9. THE PARTIES HERETO AGREE THAT ANY OR ALL OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY, AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY AND THAT ANY COURT ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM THAT IS PERMITTED UNDER THIS SECTION 5.9 SHALL INSTEAD BE TRIED IN A DELAWARE COURT BY A JUDGE SITTING WITHOUT A JURY.
     5.10 Specific Performance; Injunctive Relief. The parties hereby acknowledge and agree that the failure of any Party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the transactions contemplated hereby, will cause irreparable injury to the other Parties, for which damages, even if available, will not be an adequate remedy. Accordingly, each Party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such Party’s obligations, to prevent breaches of this Agreement by such Party and to the granting by any court of the remedy of specific performance of such Party’s obligations hereunder, without bond or other security being required, in addition to any other remedy to which any Party is entitled at law or in equity. Each Party irrevocably waives any defenses based on adequacy of any other remedy, whether at law or in equity, that might be asserted as a bar to the remedy of specific performance of any of the terms or provisions hereof or injunctive relief in any action brought therefor by any Party.
     5.11 Interpretation.
          (a) The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, paragraph, exhibit, and schedule references are to the articles, sections, paragraphs, exhibits, and schedules of this Agreement unless otherwise specified. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” All terms defined in this Agreement shall have the defined meanings contained herein when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. In this Agreement, all references to “$” are to United States dollars. Any agreement, instrument, or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, or statute as from time to time, amended, qualified, or supplemented, including (in the case of agreements and instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
          (b) The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.
[Signature pages follow.]

     IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be duly executed on its behalf as of the date first written above.

TTM TECHNOLOGIES, INC.
By:	/s/ KENTON K. ALDER
	Name:	Kenton K. Alder
	Title:	Chief Executive Officer and President

MEADVILLE HOLDINGS LIMITED
By:	/s/ TANG CHUNG YEN, TOM
	Name:	Tang Chung Yen, Tom
	Title:	Director

MTG INVESTMENT (BVI) LIMITED
By:	CHUNG TAI KEUNG, CANICE
	Name:	Chung Tai Keung, Canice
	Title:	Director

Exhibit A
PLAN OF DISTRIBUTION
The TTM Shares issued to Meadville in the PCB Combination may be, subject to the election of the holders of Meadville shares, (i) distributed by Meadville to holders of Meadville shares or (ii) sold by Meadville or purchasers, transferees, donees, pledgees or other successors in interest, directly or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, commissions or similar selling expenses paid by us, by Meadville or its affiliates, or by a purchaser of the TTM shares on whose behalf such broker-dealer may act as agent. Sales and transfers of the TTM shares may be effected from time to time in one or more transactions, in private or public transactions, on the Nasdaq Global Market, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at negotiated prices, without consideration or by any other legally available means. Any or all of the TTM shares may be sold from time to time by means of:
•	a sale to one or more underwriters for resale to the public or to institutional investors in one or more transactions;

•	a block trade, in which Meadville or a broker or dealer attempts to sell the TTM shares as agent but may position and resell a portion of the TTM shares as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and the subsequent sale by such broker or dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions (which may include long or short sales) and transactions in which the broker solicits purchasers;

•	the writing (sale) of put or call options on the TTM shares;

•	the pledging of the TTM Shares as collateral to secure loans, credit or other financing arrangements and subsequent foreclosure, the disposition of the TTM shares by the lender thereunder;

•	an exchange distribution in accordance with the rules of the applicable stock exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	a combination of any such methods of sale; and

•	any other legally available means.
Meadville and any broker-dealers who participate in the distribution of the TTM shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act and any discounts, commissions or similar selling expenses they receive and any profit on the TTM shares acquired by them may be deemed to be underwriting commissions or discounts under the Securities Act.
The TTM shares covered by this prospectus may become qualified for sale under Section 4(1) of the Securities Act or Rules 144 or 145 promulgated thereunder, whereupon they may be sold pursuant to such provisions rather than pursuant to this prospectus.

A-1